Exhibit 99

Snap-on Announces Second Quarter 2018 Results

Diluted EPS of $3.12 up 20%;

Non-GAAP adjusted diluted EPS of $3.11 excludes $0.01 benefit related to U.S. tax legislation;

Operating margin before financial services of 20.2% up 30 basis points;

Reported net sales of $954.6 million up 3.6%;

Organic net sales up 1.3%

KENOSHA, Wis.--(BUSINESS WIRE)--July 19, 2018--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2018.

  Net sales of $954.6 million increased $33.2 million, or 3.6%, from 2017 levels, reflecting a $12.1 million, or 1.3%, organic sales gain, $8.1 million of acquisition-related sales, and $13.0 million of favorable foreign currency translation.
  Operating earnings before financial services of $193.1 million improved 30 basis points to 20.2% of sales as compared to $183.7 million, or 19.9% of sales, last year.
  Financial services revenue of $82.0 million increased $4.3 million, or 5.5%, from $77.7 million in 2017; financial services operating earnings of $57.8 million increased $3.2 million, or 5.9%, from $54.6 million last year.
  Consolidated operating earnings of $250.9 million improved 30 basis points to 24.2% of revenues (net sales plus financial services revenue) as compared to $238.3 million, or 23.9% of revenues, last year.
  The second quarter effective income tax rate of 23.8% in 2018 included a benefit of 20 basis points, or $0.5 million, related to newly issued guidance associated with the U.S. tax legislation (“tax benefit”). Excluding the tax benefit, the effective tax rate, as adjusted, was 24.0%. The second quarter effective income tax rate was 30.6% in 2017.
  Net earnings of $178.7 million, or $3.12 per diluted share, compared to net earnings of $153.2 million, or $2.60 per diluted share a year ago. Excluding the above-mentioned tax benefit, net earnings, as adjusted, were $178.2 million in 2018, or $3.11 per diluted share.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures, as adjusted, excluding the tax benefit.

At the beginning of fiscal 2018, Snap-on adopted ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The ASU requires changes be applied retrospectively; as such, certain prior year amounts have been restated to reflect this adoption and conform to the 2018 presentation.

“Our second quarter 2018 results demonstrated encouraging progress along our defined runways for growth and improvement,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Net sales growth in our Commercial and Industrial Group reflects the strength of Snap-on’s value proposition of making work easier for serious professionals in critical industries beyond vehicle repair. In our businesses serving vehicle repair, the Repair Systems and Information Group again realized strong sales of diagnostics and repair information products resulting from both successful new product launches and industry tailwinds, and we did make some progress in overcoming our challenges in the Snap-on Tools Group. We believe the overall macro-economic environment for the vehicle repair and critical industries markets we serve generally remains robust and affords significant ongoing opportunities. Our commitment to our Snap-on Value Creation Processes helped drive a 30 basis point improvement in operating margin before financial services and, coupled with benefits of the new tax legislation in the United States, a 20% year-over-year increase in earnings per diluted share. Finally, our results are only possible with the significant effort and contributions from our franchisees and associates worldwide; I thank them for their ongoing dedication and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $337.8 million in the quarter increased $27.8 million, or 9.0%, from 2017 levels, reflecting a $13.9 million, or 4.4%, organic sales gain, $8.1 million of acquisition-related sales, and $5.8 million of favorable foreign currency translation. The organic sales increase primarily includes higher sales to customers in critical industries and slightly higher sales in the segment’s European-based hand tools business, partially offset by lower sales of power tools.

Operating earnings of $49.0 million in the period increased $6.0 million, or 14.0%, from 2017 levels, and the operating margin of 14.5% improved 60 basis points from 13.9% a year ago.

Snap-on Tools Group segment sales of $411.9 million in the quarter decreased $1.9 million, or 0.5%, from 2017 levels, reflecting a $6.1 million, or 1.5%, organic sales decline, partially offset by $4.2 million of favorable foreign currency translation. The organic sales decrease includes lower sales in the company’s U.S. franchise operations, while sales in the international franchise operations were essentially flat.

Operating earnings of $79.0 million in the period decreased $1.7 million, or 2.1%, from 2017 levels, and the operating margin of 19.2% declined 30 basis points from 19.5% a year ago.

Repair Systems & Information Group segment sales of $343.1 million in the quarter increased $5.0 million, or 1.5%, from 2017 levels, reflecting a $0.1 million organic sales gain and $4.9 million of favorable foreign currency translation. The organic sales level includes higher sales of diagnostic and repair information products to independent repair shop owners and managers, largely offset by a sales decrease of undercar equipment; sales to OEM dealerships were essentially flat.

Operating earnings of $88.7 million in the period increased $6.5 million, or 7.9%, from 2017 levels, and the operating margin of 25.9% improved 160 basis points from 24.3% a year ago.

Financial Services operating earnings of $57.8 million on revenue of $82.0 million in the quarter compared to operating earnings of $54.6 million on revenue of $77.7 million a year ago. Originations of $276.1 million in the second quarter increased $5.5 million, or 2.0%, from 2017 levels.

Corporate expenses of $23.6 million in the quarter compared to $22.2 million last year.

Outlook

Snap-on expects to make continued progress in 2018 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2018 will be in a range of $90 million to $100 million, of which $38.6 million was incurred in the first six months of the year. Snap-on currently anticipates that its full year 2018 effective income tax rate will be in a range of 24% to 25%.

Conference Call and Webcast on July 19, 2018, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 19, 2018, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

For the three and six months ended June 30, 2018, the company is including net earnings, diluted earnings per share and effective tax rate, all as adjusted to exclude the impact of a $0.5 million benefit and $2.1 million charge, respectively, related to newly issued guidance associated with the U.S. tax legislation. In addition, for the six months ended June 30, 2018, the company is including net earnings and diluted earnings per share, both as adjusted to exclude a net gain of $5.5 million ($4.1 million after tax) associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by a $7.8 million expense related to the early extinguishment of debt, both of which were incurred in the three months ended March 31, 2018. Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2018 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which are incorporated herein by reference. As Snap-on further evaluates the effects of the new U.S. tax legislation, it may recognize further adjustments. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

Net sales	$954.6	$921.4	$1,890.1	$1,808.5
Cost of goods sold	(467.5)	(458.2)	(931.4)	(897.0)
Gross profit	487.1	463.2	958.7	911.5
Operating expenses	(294.0)	(279.5)	(587.9)	(557.6)
Operating earnings before financial services	193.1	183.7	370.8	353.9

Financial services revenue	82.0	77.7	165.0	154.5
Financial services expenses	(24.2)	(23.1)	(50.3)	(47.4)
Operating earnings from financial services	57.8	54.6	114.7	107.1

Operating earnings	250.9	238.3	485.5	461.0
Interest expense	(12.0)	(13.0)	(25.6)	(25.7)
Other income (expense) – net	(0.6)	(1.9)	2.2	(4.3)
Earnings before income taxes and equity earnings	238.3	223.4	462.1	431.0
Income tax expense	(55.8)	(67.3)	(113.4)	(129.9)
Earnings before equity earnings	182.5	156.1	348.7	301.1
Equity earnings, net of tax	0.2	0.7	0.8	0.8
Net earnings	182.7	156.8	349.5	301.9
Net earnings attributable to noncontrolling interests	(4.0)	(3.6)	(7.8)	(7.1)
Net earnings attributable to Snap-on Inc.	$178.7	$153.2	$341.7	$294.8

Net earnings per share attributable to Snap-on Inc.:
Basic	$3.17	$2.65	$6.04	$5.09
Diluted	3.12	2.60	5.93	4.98

Weighted-average shares outstanding:
Basic	56.4	57.8	56.6	57.9
Effect of dilutive securities	0.9	1.2	1.0	1.3
Diluted	57.3	59.0	57.6	59.2

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

Net sales:
Commercial & Industrial Group	$337.8	$310.0	$669.4	$608.7
Snap-on Tools Group	411.9	413.8	816.6	823.2
Repair Systems & Information Group	343.1	338.1	680.1	656.9
Segment net sales	1,092.8	1,061.9	2,166.1	2,088.8
Intersegment eliminations	(138.2)	(140.5)	(276.0)	(280.3)
Total net sales	$954.6	$921.4	$1,890.1	$1,808.5
Financial Services revenue	82.0	77.7	165.0	154.5
Total revenues	$1,036.6	$999.1	$2,055.1	$1,963.0

Operating earnings:
Commercial & Industrial Group	$49.0	$43.0	$95.5	$84.9
Snap-on Tools Group	79.0	80.7	147.9	151.0
Repair Systems & Information Group	88.7	82.2	174.5	161.3
Financial Services	57.8	54.6	114.7	107.1
Segment operating earnings	274.5	260.5	532.6	504.3
Corporate	(23.6)	(22.2)	(47.1)	(43.3)
Operating earnings	$250.9	$238.3	$485.5	$461.0
Interest expense	(12.0)	(13.0)	(25.6)	(25.7)
Other income (expense) – net	(0.6)	(1.9)	2.2	(4.3)
Earnings before income taxes
and equity earnings	$238.3	$223.4	$462.1	$431.0

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	June 30,	December 30,
	2018	2017

Assets
Cash and cash equivalents	$112.3	$92.0
Trade and other accounts receivable – net	667.1	675.6
Finance receivables – net	514.4	505.4
Contract receivables – net	87.6	96.8
Inventories – net	668.3	638.8
Prepaid expenses and other assets	105.7	110.7
Total current assets	2,155.4	2,119.3

Property and equipment – net	479.4	484.4
Deferred income tax assets	51.7	52.0
Long-term finance receivables – net	1,051.3	1,039.2
Long-term contract receivables – net	332.6	322.6
Goodwill	911.0	924.1
Other intangibles – net	240.9	253.7
Other assets	49.7	53.8
Total assets	$5,272.0	$5,249.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$127.6	$433.2
Accounts payable	198.5	178.2
Accrued benefits	44.6	55.8
Accrued compensation	68.1	71.5
Franchisee deposits	68.7	66.5
Other accrued liabilities	419.5	388.1
Total current liabilities	927.0	1,193.3

Long-term debt	945.4	753.6
Deferred income tax liabilities	27.2	28.4
Retiree health care benefits	34.5	36.0
Pension liabilities	117.8	158.9
Other long-term liabilities	108.5	106.6
Total liabilities	2,160.4	2,276.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	352.6	343.2
Retained earnings	4,018.9	3,772.3
Accumulated other comprehensive loss	(377.3)	(329.0)
Treasury stock at cost	(968.4)	(900.0)
Total shareholders' equity attributable to Snap-on Inc.	3,093.2	2,953.9
Noncontrolling interests	18.4	18.4
Total equity	3,111.6	2,972.3
Total liabilities and equity	$5,272.0	$5,249.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	June 30,	July 1,
	2018	2017
Operating activities:
Net earnings	$182.7	$156.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.6	16.3
Amortization of other intangibles	6.4	6.5
Provision for losses on finance receivables	13.6	12.8
Provision for losses on non-finance receivables	3.5	2.4
Stock-based compensation expense	7.9	7.0
Deferred income tax benefit	(4.5)	(4.3)
Loss on sales of assets	0.2	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(10.7)	(24.9)
Increase in contract receivables	(6.7)	(3.5)
Increase in inventories	(14.3)	(31.0)
(Increase) decrease in prepaid and other assets	6.4	(2.4)
Increase in accounts payable	15.9	7.4
Decrease in accruals and other liabilities	(31.1)	(16.0)
Net cash provided by operating activities	186.9	127.1

Investing activities:
Additions to finance receivables	(231.1)	(231.8)
Collections of finance receivables	190.8	179.1
Capital expenditures	(20.6)	(15.8)
Acquisitions of businesses, net of cash acquired	-	(70.7)
Disposals of property and equipment	0.1	(0.1)
Other	(2.9)	0.7
Net cash used by investing activities	(63.7)	(138.6)

Financing activities:
Net increase (decrease) in other short-term borrowings	(16.1)	83.0
Cash dividends paid	(46.3)	(41.1)
Purchases of treasury stock	(55.2)	(86.7)
Proceeds from stock purchase and option plans	16.8	20.5
Other	(4.5)	0.9
Net cash used by financing activities	(105.3)	(23.4)

Effect of exchange rate changes on cash and cash equivalents	(3.1)	0.9
Increase (decrease) in cash and cash equivalents	14.8	(34.0)

Cash and cash equivalents at beginning of period	97.5	123.0
Cash and cash equivalents at end of period	$112.3	$89.0

Supplemental cash flow disclosures:
Cash paid for interest	$(1.5)	$(0.9)
Net cash paid for income taxes	(86.0)	(85.8)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Six Months Ended
	June 30,	July 1,
	2018	2017
Operating activities:
Net earnings	$349.5	$301.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	35.0	32.3
Amortization of other intangibles	13.0	13.6
Provision for losses on finance receivables	29.4	25.8
Provision for losses on non-finance receivables	5.5	4.6
Stock-based compensation expense	14.6	14.4
Deferred income tax provision (benefit)	(4.1)	3.1
Loss (gain) on sales of assets	0.1	(0.2)
Settlement of treasury lock	-	14.9
Loss on early extinguishment of debt	7.8	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(9.1)	(26.8)
Increase in contract receivables	(4.5)	(5.6)
Increase in inventories	(24.5)	(48.3)
(Increase) decrease in prepaid and other assets	6.4	(9.9)
Increase in accounts payable	25.4	27.7
Decrease in accruals and other liabilities	(25.7)	(28.0)
Net cash provided by operating activities	418.8	319.5

Investing activities:
Additions to finance receivables	(436.7)	(458.8)
Collections of finance receivables	379.9	352.9
Capital expenditures	(38.6)	(34.4)
Acquisitions of businesses, net of cash acquired	(3.0)	(80.2)
Disposals of property and equipment	0.5	0.9
Other	(2.9)	(0.7)
Net cash used by investing activities	(100.8)	(220.3)

Financing activities:
Proceeds from issuance of long-term debt	395.4	297.8
Repayments of long-term debt	(457.8)	(150.0)
Repayment of notes payable	(16.8)	-
Net decrease in other short-term borrowings	(37.2)	(52.7)
Cash dividends paid	(92.8)	(82.3)
Purchases of treasury stock	(98.7)	(122.5)
Proceeds from stock purchase and option plans	28.3	34.6
Other	(16.2)	(14.9)
Net cash used by financing activities	(295.8)	(90.0)

Effect of exchange rate changes on cash and cash equivalents	(1.9)	2.2
Increase in cash and cash equivalents	20.3	11.4

Cash and cash equivalents at beginning of year	92.0	77.6
Cash and cash equivalents at end of period	$112.3	$89.0

Supplemental cash flow disclosures:
Cash paid for interest	$(27.8)	$(24.9)
Net cash paid for income taxes	(97.4)	(99.8)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

Net sales	$954.6	$921.4	$-	$-
Cost of goods sold	(467.5)	(458.2)	-	-
Gross profit	487.1	463.2	-	-
Operating expenses	(294.0)	(279.5)	-	-
Operating earnings before financial services	193.1	183.7	-	-

Financial services revenue	-	-	82.0	77.7
Financial services expenses	-	-	(24.2)	(23.1)
Operating earnings from financial services	-	-	57.8	54.6

Operating earnings	193.1	183.7	57.8	54.6
Interest expense	(11.9)	(12.9)	(0.1)	(0.1)
Intersegment interest income (expense) – net	17.2	17.9	(17.2)	(17.9)
Other income (expense) – net	(0.7)	(1.9)	0.1	-
Earnings before income taxes and equity earnings	197.7	186.8	40.6	36.6
Income tax expense	(45.2)	(53.7)	(10.6)	(13.6)
Earnings before equity earnings	152.5	133.1	30.0	23.0
Financial services – net earnings
attributable to Snap-on	30.0	23.0	-	-
Equity earnings, net of tax	0.2	0.7	-	-
Net earnings	182.7	156.8	30.0	23.0
Net earnings attributable to noncontrolling interests	(4.0)	(3.6)	-	-
Net earnings attributable to Snap-on	$178.7	$153.2	$30.0	$23.0

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

Net sales	$1,890.1	$1,808.5	$-	$-
Cost of goods sold	(931.4)	(897.0)	-	-
Gross profit	958.7	911.5	-	-
Operating expenses	(587.9)	(557.6)	-	-
Operating earnings before financial services	370.8	353.9	-	-

Financial services revenue	-	-	165.0	154.5
Financial services expenses	-	-	(50.3)	(47.4)
Operating earnings from financial services	-	-	114.7	107.1

Operating earnings	370.8	353.9	114.7	107.1
Interest expense	(25.4)	(25.5)	(0.2)	(0.2)
Intersegment interest income (expense) – net	36.1	35.4	(36.1)	(35.4)
Other income (expense) – net	2.1	(4.3)	0.1	-
Earnings before income taxes and equity earnings	383.6	359.5	78.5	71.5
Income tax expense	(93.0)	(103.4)	(20.4)	(26.5)
Earnings before equity earnings	290.6	256.1	58.1	45.0
Financial services – net earnings
attributable to Snap-on	58.1	45.0	-	-
Equity earnings, net of tax	0.8	0.8	-	-
Net earnings	349.5	301.9	58.1	45.0
Net earnings attributable to noncontrolling interests	(7.8)	(7.1)	-	-
Net earnings attributable to Snap-on	$341.7	$294.8	$58.1	$45.0

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	June 30,	December 30,	June 30,	December 30,
	2018	2017	2018	2017

Assets
Cash and cash equivalents	$112.3	$91.8	$-	$0.2
Intersegment receivables	18.2	17.1	-	-
Trade and other accounts receivable – net	666.5	674.9	0.6	0.7
Finance receivables – net	-	-	514.4	505.4
Contract receivables – net	6.8	9.4	80.8	87.4
Inventories – net	668.3	638.8	-	-
Prepaid expenses and other assets	112.5	117.6	0.8	0.7
Total current assets	1,584.6	1,549.6	596.6	594.4

Property and equipment – net	477.6	482.4	1.8	2.0
Investment in Financial Services	320.0	317.4	-	-
Deferred income tax assets	33.7	25.2	18.0	26.8
Intersegment long-term notes receivable	654.3	583.7	-	-
Long-term finance receivables – net	-	-	1,051.3	1,039.2
Long-term contract receivables – net	12.0	13.2	320.6	309.4
Goodwill	911.0	924.1	-	-
Other intangibles – net	240.9	253.7	-	-
Other assets	59.2	63.1	0.1	-
Total assets	$4,293.3	$4,212.4	$1,988.4	$1,971.8

Liabilities and Equity
Notes payable and current maturities of long-term debt	$127.6	$183.2	$-	$250.0
Accounts payable	197.5	177.1	1.0	1.1
Intersegment payables	-	-	18.2	17.1
Accrued benefits	44.6	55.8	-	-
Accrued compensation	65.4	67.8	2.7	3.7
Franchisee deposits	68.7	66.5	-	-
Other accrued liabilities	396.2	366.0	30.9	29.7
Total current liabilities	900.0	916.4	52.8	301.6

Long-term debt and intersegment long-term debt	-	-	1,599.7	1,337.3
Deferred income tax liabilities	27.2	28.4	-	-
Retiree health care benefits	34.5	36.0	-	-
Pension liabilities	117.8	158.9	-	-
Other long-term liabilities	102.2	100.4	15.9	15.5
Total liabilities	1,181.7	1,240.1	1,668.4	1,654.4

Total shareholders' equity attributable to Snap-on	3,093.2	2,953.9	320.0	317.4
Noncontrolling interests	18.4	18.4	-	-
Total equity	3,111.6	2,972.3	320.0	317.4
Total liabilities and equity	$4,293.3	$4,212.4	$1,988.4	$1,971.8

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,	July 1,	June 30,	July 1,
		2018	2017	2018	2017
AS REPORTED

	Debt-related items ("net debt items")
	Gain on settlement of treasury lock (A)
	Gain on settlement of treasury lock	$-	$-	$13.3	$-
	Income tax expense	-	-	(3.3)	-
	Gain on settlement of treasury lock, after tax	$-	$-	$10.0	$-

	Weighted-average shares outstanding - diluted	57.3	59.0	57.6	59.2

	Diluted EPS - gain on settlement of treasury lock	$-	$-	$0.17	$-

	Loss on early extinguishment of debt (B)
	Loss on early extinguishment of debt	$-	$-	$(7.8)	$-
	Income tax benefit	-	-	1.9	-
	Loss on early extinguishment of debt, after tax	$-	$-	$(5.9)	$-

	Weighted-average shares outstanding - diluted	57.3	59.0	57.6	59.2

	Diluted EPS - loss on early extinguishment of debt	$-	$-	$(0.10)	$-

	Net debt items (A + B)
	Net debt items	$-	$-	$5.5	$-
	Income tax expense	-	-	(1.4)	-
	Net debt items, after tax	$-	$-	$4.1	$-

	Weighted-average shares outstanding - diluted	57.3	59.0	57.6	59.2

	Diluted EPS - net debt items	$-	$-	$0.07	$-

	Adjustments related to implementation of tax
	legislation ("tax benefit/charge")
	Tax benefit/(charge)	$0.5	$-	$(2.1)	$-

	Weighted-average shares outstanding - diluted	57.3	59.0	57.6	59.2

	Diluted EPS - tax benefit/(charge)	$0.01	$-	$(0.04)	$-

ADJUSTED INFORMATION - NON-GAAP

1)	Net earnings attributable to Snap-on Incorporated
	As reported	$178.7	$153.2	$341.7	$294.8
	Net debt items, after tax	-	-	(4.1)	-
	Tax (benefit)/charge	(0.5)	-	2.1	-
	As adjusted to exclude net debt items and tax benefit/charge	$178.2	$153.2	$339.7	$294.8

2)	Diluted EPS
	As reported	$3.12	$2.60	$5.93	$4.98
	Net debt items, after tax	-	-	(0.07)	-
	Tax (benefit)/charge	(0.01)	-	0.04	-
	As adjusted to exclude net debt items and tax benefit/charge	$3.11	$2.60	$5.90	$4.98

3)	Effective tax rate
	As reported	23.8%	30.6%	25.0%	30.6%
	Tax benefit/(charge)	0.2%	-	-0.5%	-
	As adjusted to exclude net debt items and tax benefit/charge	24.0%	30.6%	24.5%	30.6%

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561